UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA 90232

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (424) 330-2082

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2022, MedMen Enterprises Inc. (the “Company”) appointed Ed Record as Chief Executive Officer, effective immediately, succeeding Michael Serruya, who served as interim Chief Executive Officer. Mr. Serruya will continue to serve as Chairman of the Board of Directors.

Ed Record, 53, has been a director of the Company since November 2021. Mr. Record previously served as Executive Vice President and Chief Financial Officer at Hudson’s Bay Company from 2017 to January 2021. From 2014 until July 2017, he served as Executive Vice President and Chief Financial Officer of JC Penney. Prior to joining JC Penney, Mr. Record served in positions of increasing responsibility with Stage Stores, Inc. (apparel retailer), including Executive Vice President and Chief Operating Officer from 2010 to 2014, Chief Financial Officer from 2007 to 2010 and Executive Vice President and Chief Administrative Officer from May 2007 to September 2007. Mr. Record also served as Senior Vice President of Finance of Kohl’s Corporation (department store retailer) from 2005 to 2007. Prior to that, he served with Belk, Inc. (department store retailer) as Senior Vice President of Finance and Controller from April 2005 to October 2005 and Senior Vice President and Controller from 2002 to 2005. Mr. Record received his Bachelor of Arts in Economics from Princeton University in 1990 and an MSIA from Carnegie Mellon University in 1995. Mr. Record’s qualifications to serve on our Board include his operational and financial experience with retail companies.

In connection with his appointment as Chief Executive Officer, Mr. Record will receive an annual salary of $416,000. He will also be eligible to receive up to $8,000 in Class B Subordinate Voting Shares (“Shares”) of the Company in compensation for each week he is employed as Chief Executive Officer during the prior fiscal year, to be granted at the end of each fiscal year at the discretion of the Board of Directors as a bonus based on an annual review of performance, and $12,000 in options to acquire Shares (“Options”) for each week he is employed as Chief Executive Officer, to be granted at the end beginning of each fiscal quarter, vesting within 30 days of each fiscal quarter end based upon the Company achieving performance metrics that are aligned with the interests of shareholders which metrics are to be mutually agreed upon between Mr. Record and the Board. The number of Shares issued or granted by the Board will be based on the trailing 10-day volume weighted average price of the Company’s Shares trading on the Canadian Securities Exchange or any National Securities Exchange prior to the date of grant. The Options will expire five years from the date of grant.

Other than as described herein, there are no arrangements or understandings between Mr. Record and any other person pursuant to which he was appointed to serve as Chief Executive Officer and Mr. Record does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Record and any director or executive officer of the Company.

On April 27, 2022, the Company received notification of resignation from Roz Lipsey as Chief Operating Officer, effective May 20, 2022. Ms. Lipsey’s resignation was not the result of any disagreement with the Company on any matters relating to its operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On April 27, 2022, the Company issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 is hereby furnished pursuant to this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated April 27, 2022.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2022	MEDMEN ENTERPRISES INC.

/s/ Ana Bowman
	By:	Ana Bowman
	Its:	Chief Financial Officer

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